EX-99.B-77D(g)

SUB-ITEM 77D(g): Any other investment policy set forth in the registrant’s charter, by-laws or prospectus.

IVY FUNDS

Supplement dated April 1, 2015 to the

Ivy Emerging Markets Local Currency Debt Fund Prospectus

dated January 30, 2015

The following replaces the first bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 19:

■	Shareholders investing through certain investment advisers and broker-dealers in advisory accounts, wrap accounts and asset allocation programs that charge asset-based fees.

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The following replaces the third bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 19:

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Current or retired Trustees of the Trust (or retired directors or trustees of any entity to which the Trust or one of the Ivy Funds is the successor), directors of affiliated companies of the Trust, or of any affiliated entity of IFDI, current and certain retired employees of IFDI and its affiliates, current and certain retired financial advisors of Waddell & Reed and its affiliates and the spouse, children, parents, children’s spouses and spouse’s parents of each (including purchases into certain retirement plans and certain trusts for these individuals), the employees of financial advisors of Waddell & Reed, and former participants in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan and/or the Waddell & Reed Financial, Inc. Retirement Income Plan who are transferring plan assets into an IRA through Waddell & Reed.

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The following replaces the second bullet point of the “Your Account — Choosing a Share Class — Sales Charge Waivers for Certain Investors — Class A shares may be purchased at NAV by:” section on page 20:

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Retirement plan accounts held in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”).

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The following is inserted as a new sentence following the last sentence of the first paragraph of the “Your Account — Choosing a Share Class — Contingent Deferred Sales Charge” section on page 21:

This may depend on the policies, procedures and trading platforms of your financial intermediary. Please consult your financial advisor.

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The fourth full bullet point of the “Your Account — Choosing a Share Class — Class C Shares” section on page 22 is deleted in its entirety.

IVY FUNDS

Supplement dated April 1, 2015 to the

Ivy Emerging Markets Local Currency Debt Fund Statement of Additional Information

dated January 30, 2015

The following replaces the last sentence of the second paragraph of the “Investment Advisory and Other Services — Shareholder Services” section on page 53:

The Fund will reimburse WISC for such costs if the annual rate of the third-party per account charges for the Fund are less than or equal to $12.00 per account or an annual fee of 0.14 of 1% that is based on average daily net assets.

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The following replaces the last sentence of the third paragraph of the “Investment Advisory and Other Services — Shareholder Services” section on page 53:

WISC will pay the third parties for performing such services and the Fund will reimburse WISC for such costs if the annual rate of the third-party per account charges for the Fund are less than or equal to $18.00 or an annual fee of 0.20 of 1% that is based on average daily net assets.

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The following is added as a new sentence at the end of the first paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 67:

In addition, Class A shares of the Fund may be purchased at NAV by former participants in the Waddell & Reed Financial, Inc.
401(k) and Thrift Plan and/or the Waddell & Reed Financial, Inc. Retirement Income Plan who are transferring plan assets into an IRA through Waddell & Reed.

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The following replaces the third paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 68:

Shareholders investing through certain investment advisers and broker-dealers in advisory accounts, wrap accounts and asset allocation programs that charge asset-based fees may purchase Class A shares at NAV.

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The following replaces the fifth paragraph of the “Purchase, Redemption and Pricing of Shares — Net Asset Value Purchases of Class A and Class E Shares” section on page 68:

Shareholders holding retirement plan accounts in, and shareholders investing through direct transfers from, the Waddell & Reed Advisors Retirement Plan, Innovator Advantage Plan and Flexible Advantage Plan offered and distributed by Nationwide Investment Services Corporation through Nationwide Trust Company, FSB (“Nationwide Retirement Plans”), or in and from the Waddell & Reed Advisors Express Plan, Select Plan, and Advantage Plan offered and distributed by Securian Retirement Services, a business unit of Minnesota Life Insurance Company (“Securian Retirement Plans”), may purchase Class A shares at NAV.